UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2024

Month

DAY ONE BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40431	83-2415215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 501 Brisbane, California	94005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 484-0899

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DAWN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 17, 2024, Day One Biopharmaceuticals, Inc. (the “Company”) and MabCare Therapeutics (“MabCare”) entered into an Exclusive License Agreement (the “License Agreement”) pursuant to which MabCare will license to the Company, on an exclusive basis, the right to develop, manufacture and commercialize MTX-13 (which going forward will be identified as DAY301), a novel anti-body drug conjugate targeting protein-tyrosine kinase 7 (PTK7), worldwide, excluding the MabCare Territory which covers Greater China. All capitalized terms herein have the definitions assigned to them in the License Agreement unless otherwise defined herein.

In consideration for the rights and licenses granted by MabCare to the Company in the License Agreement, the Company will pay MabCare an upfront license fee in the amount of $55.0 million. Further, pursuant to the License Agreement, MabCare is eligible to receive up to an additional $1.15 billion in development, regulatory and commercial milestones and tiered royalty payments ranging from low-to-mid single digit percentages of Net Sales of Licensed Products in the Day One Territory, subject to the certain adjustments specified in the License Agreement.

The royalty payment obligations under the License Agreement expire on a Licensed Product-by-Licensed Product and country-by-country basis no earlier than ten years following the first commercial sale of such product in the applicable country. The License Agreement contains customary termination provisions, including that either party may terminate the License Agreement (a) upon the material breach of the other party or (b) in the event the other party experiences an insolvency event. Additionally, the Company may terminate the License Agreement for convenience and MabCare may terminate the License Agreement if the Company or any of its Affiliates or Sublicensees challenge any claim in any MabCare Patent as being invalid, unenforceable or otherwise unpatentable.

The above description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the License Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2024.

Item 7.01.	Regulation FD Disclosure.

On June 18, 2024, the Company issued a press release announcing the entry into the License Agreement with MabCare, a copy of which is attached hereto as Exhibit 99.1.

On June 18, 2024, the Company also updated its corporate presentation. A copy of the presentation is attached hereto as Exhibit 99.2.

The information furnished in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information contained in this Current Report on Form 8-K and in the accompanying Exhibits 99.1 and 99.2 shall not be incorporated by reference into any other filing under the Exchange Act or under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, regarding the License Agreement, dated June 18, 2024.

99.2	Corporate Presentation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DAY ONE BIOPHARMACEUTICALS, INC.

Date: June 18, 2024	By:	/s/ Charles N. York II, M.B.A.
Charles N. York II, M.B.A.
Chief Operating Officer and Chief Financial Officer